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                                   EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Bob Evans Farms, Inc. pertaining to the registration of 600,000 shares of common stock pursuant to the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan of our report dated May 31, 2002 with respect to the consolidated financial statements of Bob Evans Farms, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended April 26, 2002, filed with the Securities and Exchange Commission.


                                ERNST & YOUNG LLP

                                /s/ Ernst & Young LLP



Columbus, Ohio
June 11, 2003